Exhibit 99.1

ADVANZEON SOLUTIONS, INC. ELECTS

DR. MARK HEIDT AS PRESIDENT AND DIRECTOR

TAMPA, FL, September 15, 2014 – Advanzeon Solutions, Inc. (OTC:BB: CHCR), (“Advanzeon” or the “Company”), which provides behavioral health, substance abuse and pharmacy management services, as well as sleep apnea programs, to employers, Taft-Hartley health and welfare funds, managed care companies throughout the U.S. is pleased to announce that Dr. Mark Heidt has agreed to join the Company as its new President and accepted his election to serve on the Company’s Board of Directors.

“We actively recruited Dr. Heidt to become the Company’s President and to accept a director’s position on the Board because of his leadership, background, practical savvy and drive to create and deliver the value promised to our customers and shareholders,” said Dr. Arnold Finestone, a member of the Company’s Board of Directors and Chairman of its Executive Search Committee. “As one of the nation’s premier experts in developing superior sales systems, mass marketing media programs, and recruiting, training and leading top-sales closing teams, Dr. Heidt brings to the Company over 35 years of hands-on, front line, technical, operational, and artistic core competency. Dr. Heidt is a nationally-recognized thought leader in designing innovative, resilient sales and marketing methods that have historically resulted in generating hundreds of thousands of new customers, positive cash-flow profits and high-profile branding opportunities for the industry iconic clients he has served with distinction.”

“I am excited and honored to join with a company that is so uniquely positioned in the right direction and primed to move to the next level of success,” said Dr. Heidt. “Having worked closely with the Company, its management and its staff for the past approximate eight months, I have seen, first hand, the potential of Advanzeon in our evolving healthcare environment including its expertise, dedication to quality and its perception for products needed in the healthcare industry. I believe its future is bright, and I am confident that I can assist the Company in achieving its potential in this new healthcare environment. I am particularly excited to work side-by-side with the Company’s leadership team, who truly understands what it takes to implement the key systems necessary to enable the Company to win in today’s high-tech, ultra-competitive marketing and sales environment. I share the Company’s belief that developing and strengthening the Company’s brand, infrastructure, abilities to acquire and retain customer loyalty, and enhancing customer experience is critical in meeting the Company’s objective of delivering value and success to its customers and shareholders.”

Mark Heidt was born in New York City and is an honors graduate of the Bronx High School of Science. He earned a dual Bachelor of Science Degree in Resource Business Management, again with honors, from Syracuse University, and the State University of New York College of Environmental Science and Forestry. He also earned a Juris Doctorate degree from Stetson University College of Law in Gulfport, FL.

About Advanzeon Solutions, Inc.

Established in 1969, Advanzeon provides behavioral health, substance abuse and pharmacy management services, as well as sleep apnea programs, for employers, Taft-Hartley health and welfare Funds, and managed care companies throughout the United States. Headquartered in Tampa, Florida, the Company focuses on personalized attention, flexibility, a commitment to high-quality services and innovative approaches that address both the specific needs of clients and changing healthcare industry demands. For more information, please call 813-288-4808 or visit our website at www.advanzeon.com

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current beliefs and expectations of the Company’s management, reflect numerous assumptions, and are subject to significant risks and uncertainties, many of which are beyond the Company’s control. If any of these underlying beliefs, expectations or assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

These risk factors include, among others, the ability of the Company to maximize its market share with new pharmacy initiatives, the ability of the Company’s new pharmacy cost-savings program to guarantee a 10% or more reduction in pharmacy costs, our ability to achieve expected results from new business and to revolutionize the pharmacy sector of the healthcare industry, the ability to obtain a performance bond on satisfactory terms, the ability of the Company’s pharmacy program to promote greater medication adherence without restricting access to needed medications, technological advances, challenges in development of new products and services, new products and services developed by competitors, the Company’s ability to provide superior patient care while increasing its business and margins as a result of implementing its pharmacy cost-savings program, general industry conditions and competition, general economic factors, global trends toward health care cost containment, the effect of governmental regulation, including pharmaceutical industry regulation, insurance regulation and health care legislation, varying trends in member pharmacy utilization, increases or variations in cost of care, seasonality, our ability to manage healthcare operating expenses, the profitability (if any) from capitated pharmacy contracts or other products, and the Company’s ability to obtain additional financing.

Advanzeon undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Additional risk factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Company’s most recent Annual Report on Form 10-K and the Company’s other filings with the Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov.